UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

CELL MEDX CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 W. Nye Ln, Suite 446 Carson City, NV		89706
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (844) 238-2692

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 21, 2019, Cell MedX Corp. (the “Company”) entered into an exclusive worldwide distribution agreement of its ebalance devices for home-use (the “Agreement”) with an arms length party, Live Current Media, Inc. (“LIVC”).

To secure the right to earn the exclusive worldwide distribution rights LIVC paid the Company a one-time fee of USD$250,000, pursuant to the letter of intent between LIVC and the Company dated for reference September 10, 2018.

In order to maintain the exclusivity, LIVC must order a minimum of 2,000 devices by the end of a 24-month period from the date the ebalance device receives its 510k clearance from the FDA (the “Initial Term”).

Pursuant to the Agreement, LIVC will be able to order the ebalance devices at a 20% discount to the regular retail price at the time of the order (the “License Fee”), with 50% of the License Fee payable at the time of placing an order, and remaining 50% payable on the specified delivery date of the devices. During the Initial Term the License Fee for the ebalance devices will be fixed at CAD$2,400 per device.

In addition to the License Fee, LIVC will be required to pay a monthly recurring fee per each ebalance device equal to 50% of the regular monthly home-use fee set by the Company. Following the Initial Term, the minimum monthly fee will be CAD$100,000.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, copy of which is included as an exhibit to this report. A copy of the Company’s news release regarding the above Agreement is attached as an exhibit to this report.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

The following exhibits are either provided with this Current Report:

Exhibit Number	Description of Exhibit
10.1	Distribution Agreement between Cell MedX Corp. and Live Current Media, Inc., dated for reference March 21, 2019.
10.2	Letter of Intent between Cell MedX Corp. and Live Current Media, Inc. dated for reference September 10, 2018.(1)
99.1	News Release dated March 27, 2019.

(1) Filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on September 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.

Date: March 27, 2019
By: /s/ Frank McEnulty
Frank McEnulty,
Chief Executive Officer

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